  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON


                                                      REGISTRATION NO. 333-18397
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                            POST-EFFECTIVE AMENDMENT

                               NO. 10 ON FORM S-2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              TRUSERV CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                      36-2099896
        (State or other jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                           8600 WEST BRYN MAWR AVENUE
                             CHICAGO, IL 60631-3505
                                 (773) 695-5000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                                 DONALD J. HOYE


                     President and Chief Executive Officer

                              TruServ Corporation
                           8600 West Bryn Mawr Avenue
                             Chicago, IL 60631-3505
                                 (773) 695-5000
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                            ------------------------
                                   Copies to:


                                LEONARD G. KUHR,


                           Senior Vice President and


                            Chief Financial Officer

                              TruServ Corporation
                           8600 West Bryn Mawr Avenue
                             Chicago, IL 60631-3505

                                 (773) 695-5000


                              (773) 695-6563 (FAX)


                            GEOFFREY R. MORGAN, ESQ.
                         Michael, Best & Friedrich, LLP
                            100 E. Wisconsin Avenue
                              Milwaukee, WI 53202
                                 (414) 271-6560
                              (414) 277-0656 (FAX)
                            ------------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If the Registrant elects to delivery its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to item II(a)(1) of this Form, check the following box. [X]
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                              TRUSERV CORPORATION


               71,108 SHARES CLASS A COMMON STOCK, $100 PAR VALUE

                           (IN UNITS OF SIXTY SHARES)

     THE COMMON STOCK IS OFFERED EXCLUSIVELY TO RETAILERS AND RENTERS OF HARDWARE, LUMBER AND RELATED PRODUCTS, WHEN THEY BECOME MEMBERS OF TRUSERV CORPORATION.

     THE COMMON STOCK CANNOT BE TRANSFERRED. WE RETAIN AN AUTOMATIC LIEN AGAINST THE COMMON STOCK AND ANY ACCRUED DIVIDENDS FOR ANY DEBTS THAT MEMBERS OWE US.

     THERE IS NO EXISTING MARKET FOR THIS COMMON STOCK AND WE DO NOT EXPECT THAT ONE WILL DEVELOP.

   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 IN THIS PROSPECTUS

                               ------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                                                    PER UNIT               TOTAL
------------------------------------------------------------------------------------------------------
Public Price................................................         $6,000            $7,110,800 (1)
Underwriting discounts......................................          none                 none)
                                                                                            (2
Proceeds to TruServ.........................................         $6,000            $7,110,800 (3)


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(1) The shares are offered in units of 60 shares each. The minimum purchase is 60 shares or one unit. You may not purchase more than 300 shares (5 units).

(2) There are no underwriters.

(3) There are no firm commitments for the sale of these securities.

                               ------------------


                THE DATE OF THIS PROSPECTUS IS           , 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual. quarterly and special reports, proxy statements, and other information with the SEC. Our SEC filings are available over the Internet on the SEC's web site at http://www.sec.gov.. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

                          REPORTS TO SECURITY HOLDERS

     Each year, we distribute an annual report containing consolidated financial statements reported upon by our independent auditors to our stockholder-members. We may, from time to time, also furnish to our stockholder-members interim reports, as determined by our management.

                DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE


     The SEC allows us to "incorporate by reference" information we file with them which means that we can disclose important information to you by referring you to those documents and delivering them to you with this prospectus. We are incorporating by reference our Annual Report on Form 10-K for the year ended December 31, 1999 and our Quarterly Report on Form 10-Q for the thirteen weeks ended April 1, 2000 which we filed with the SEC under Section 15(d) of the Securities Exchange Act of 1934. We also are including the Form 10-K with this prospectus for your information.

                                    SUMMARY

     TruServ Corporation began as a Delaware corporation in 1953, and was the successor to the business activities of Cotter & Company, an Illinois corporation incorporated in 1948. Until July 1, 1997, when we merged with ServiStar Coast to Coast Corporation, our corporate name was Cotter & Company. Our corporate headquarters are located at 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505. Our telephone number is (773) 695-5000.

     We are a member-owned wholesaler of hardware, lumber/building materials and related merchandise, Our company is the largest member-owned wholesaler of these items in the United States. For financial reporting purposes, we operate in a single industry as a member-owned wholesaler cooperative.

COMMON STOCK

     Our Class A common stock has a $100.00 par value. It is offered exclusively to you and other retailers of hardware, lumber/building and related merchandise, when you become a Member of our cooperative. The Class A common stock is the sole voting stock and is offered only in sixty-share units. You may not acquire more than five units at a rate of one unit per store. You must pay cash for all your stock purchases.

     Our Class B nonvoting common stock has a par value of $100 per share. It can be issued only as part of our patronage dividend.

     You cannot transfer the Class A common stock to someone else without first offering us the opportunity to repurchase the stock. We have ninety days to repurchase the stock, at par value, before you can otherwise dispose of the stock. We will retain an automatic lien on the Class A common stock and any dividends that might have accrued, if you have any debt payable to us.

     Either of us may terminate our membership agreement with sixty-days' written notice. If the agreement is terminated, we are obligated to repurchase your Class A stock, and you are obligated to sell the stock back to us. We cannot terminate any membership agreement unless two-thirds of our Board of Directors approves the termination. The only exceptions to this requirement are if you should do any of the following:

     1)  You become insolvent.

     2)  You commit any act of bankruptcy.

     3)  You file a voluntary petition in bankruptcy.

     4)  You are adjudicated as bankrupt

     5) You commit a breach of any obligation under our agreement that is not corrected within ten days after we give you written notice.


     In view of current circumstances, the Company has initiated a moratorium on the redemption of its stock. The Board of Directors will review this matter from time to time in light of the then current financial circumstances of the Company.


     There is no existing market for our Class A common stock and we do not anticipate that any market will develop.

FRANCHISES AND LICENSES

     We are continuing to review our franchised retail activities. These include Taylor Rental Centers, Party Central and Grand Rental Stations. We anticipate that additional licenses will be entered into with respect to these activities. We do not anticipate that we will have other retail programs that will be operated as franchises.

RETAIL CONVERSION FUNDS AGREEMENT


     For those members who were members at the time of our merger with Servistar Coast to Coast, we have made available $40,000,000 to assist them in defraying various conversion costs associated with the merger. As of April 1, 2000, we have paid out $27,200,203 from these funds.


COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES

     Our stock is not listed or traded on any national securities exchange or on the NASDAQ. It is offered exclusively to retailers or renters of hardware, lumber and related products, in connection with joining our cooperative as members. The purchase price of the stock is equal to its par value. Our stock is restricted as to transferability and there is no public market for it. We do not pay dividends with respect to the Class A common stock.

COMPARATIVE PER SHARE DATA

     Because there is no public market for our stock and the sale or issuance of the stock is at par value, earnings per share is not applicable.

     The following table shows the book value of our stock on an historical basis.

     Book value per share as of:


    April 1, 2000..........................................  $ 29.76
    December 31, 1999......................................  $ 35.40
    April 3, 1999..........................................  $ 83.98
    December 31, 1998......................................  $ 94.29

                                  RISK FACTORS

GENERAL

     Our business is subject to a number of risks. Foremost amongst these risks is the uncertain growth of the hardware, lumber/building materials, home center, do-it-yourself, rental and industrial/commercial supply industries. Widespread economic trends as well as seasonal and regional factors can affect our industry.


     Our markets are also subject to increasingly intense competition and changes. We expect continued competition from the so-called "Big Box" stores such as Home Depot, Menards and Lowes, as well as from additional emphasis on directly competitive lines of business by Home Depot and diversified retailers such as Sears. These competitors may have greater resources, larger market shares and more widespread presences than we do. We believe our cooperative structure best situates our Members to compete with the Big Boxes and other market competitors, but no assurances can be made that any Member or Members will be successful.


VOLATILE PRICING OF MERCHANDISE/INVENTORY

     The price of merchandise and inventory in the lumber and building materials industry can change rapidly and such changes may affect our profit margins and competitive abilities adversely. We believe our cooperative structure creates the best opportunity for our Members to obtain lower prices and maximize their purchasing power, but such efficiencies cannot be assured.

REGIONAL MARKET VARIATIONS

     We transact business nationwide. From time to time, significant variations in marketing opportunities may confront our Members due to economic conditions in the Member's specific geographic region. We are unable to predict any adverse regional economic conditions that may materially affect a Member or Members.

ENVIRONMENTAL

     We engage in activities, such as the manufacture of paint and related products, which could have an environmental impact. These areas are subject to constant review and scrutiny by governmental authorities at the federal, state and local levels. We are unable to predict whether, or to what extent, such business activities and governmental scrutiny may result in future costs or liabilities.

                                   YEAR 2000


     In prior years, we discussed the nature and progress of our plans to become Year 2000 ready. In late 1999, we completed our remediation and testing of systems. As a result of those planning and implementation efforts, we experienced no significant disruptions in mission critical information technology and non-information technology systems and believe those systems successfully responded to the Year 2000 date change. We expensed approximately $3,800,000 during 1999 in connection with remediating its systems. We are not aware of any material problems resulting from Year 2000 issues, either with our products, our internal systems, or the products and services of third parties. We will continue to monitor our mission critical computer applications and those of our suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

                                USE OF PROCEEDS

     We plan to use the proceeds from the offering of this stock for general working capital, including the purchase of merchandise for resale to our members.

                              PLAN OF DISTRIBUTION

     We are offering the stock exclusively to retailers of hardware, lumber and related merchandise, in connection to becoming one of our members. To become a stockholder-member you must subscribe for sixty shares of our Class A common stock for each retail store you operate up to a maximum of 300 shares or $30,000 for five or more stores. All sales of our stock will be made for cash. Each share has a par value of $100.

     Sales of the stock are primarily made through our registered securities agent after your membership has been approved by our executive officers.

                      DISTRIBUTION OF PATRONAGE DIVIDENDS


     Information relating to the distribution of patronage dividends is included in our Annual Report on Form 10-K for the year ended December 31, 1999 in Part I, Item 1, and is incorporated by reference.


                          DESCRIPTION OF COMMON STOCK


     DIVIDEND RIGHTS. We have not paid nor do we plan to pay in the future any dividends on our Class A common stock. Dividends, other than patronage dividends, on Class A common stock and Class B nonvoting common stock may be declared out of our gross margins, other than gross margins from operations with or for members and other patronage source income, after deducting expenses, reserves and provisions authorized by our Board of Directors. The dividends may be paid in cash, in property, or in shares of common stock. All dividends are subject to the provisions of our Certificate of Incorporation.


     VOTING RIGHTS. Our Class A common stock is the sole voting stock. It is offered only in sixty-share units, and no member may acquire more than five units.

     LIQUIDATION RIGHTS. If we should dissolve or liquidate the company, the assets will be divided ratably among all shareholders of Class A common stock and Class B nonvoting common stock in accordance with their holdings and without preference to class of stock.

     MEMBERSHIP. To become a member you must purchase sixty shares of Class A common stock for each store that you own up to maximum of 300 shares for five or more stores. You must own Class A common stock before any Class B nonvoting common stock can be issued or sold to you.

     REDEMPTION PROVISIONS. The membership agreement may be terminated by you or by the company on sixty-days' written notice. We cannot terminate your membership unless we receive approval by a two-thirds vote of the Board of Directors, except under the following conditions:

     1)  You become insolvent.

     2)  You commit any act of bankruptcy.

     3)  You file a voluntary petition in bankruptcy

     4)  You are adjudicated as bankrupt.

     5) You commit a breach of any obligation under our agreement and have not corrected the breach within sixty days after written notice is received.

     If termination should occur, we will purchase and you are required to sell to us all of your Class A common stock and Class B nonvoting common stock at par value. Payment for the Class A common stock will be in cash. Payment for the Class B nonvoting common stock will be a note payable in five equal annual installments bearing an interest rate determined by our Board of Directors.


     In view of current circumstances, the Company has initiated a moratorium on the redemption of its stock. The Board of Directors will review this matter from time to time in light of the then current financial circumstances of the Company



     STOCKHOLDERS. On April 29, 2000 there were approximately 7,526 stockholders of Class A common stock and approximately 7,500 stockholders of Class B nonvoting common stock.


     OTHER RESTRICTIONS AND RIGHTS. (a) We have no conversion rights, sinking fund provisions or liability to further assessment in regard to the Class A common stock.

     (b) We have an automatic lien to secure the payment of any indebtedness due us from any stockholder of record upon the Class A common stock, the Class B nonvoting common stock and any declared and unpaid dividends.

     (c) There is no existing market for the Class A common stock . We have the option, exercisable within ninety days following the date we receive written notice, to repurchase all shares at par value. Any disposition or attempted disposition or transfer, voluntary or involuntary, of our common stock is invalid. No rights are transferred unless and until we have been given the required notice and we have failed to exercise our option to purchase the stock within the specified time.

                                 LEGAL MATTERS

     The legality of the issuance of the Class A common stock offered has been passed upon for us by Messrs. Arnstein & Lehr, Chicago, Illinois.

           ---------------------------------------------------------
           ---------------------------------------------------------

THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, AND THE EXHIBITS AND SCHEDULES RELATING THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON,
D. C. UNDER THE SECURITIES ACT OF 1933 AND TO WHICH REFERENCE IS HEREBY MADE FOR FURTHER INFORMATION WITH RESPECT TO THE COMPANY AND THE SECURITIES OFFERED HEREBY.

                               TABLE OF CONTENTS

                  ITEM                       PAGE
                  ----                       ----
Where You Can Find More Information......      2
Reports to Security Holders..............      2
Documents Included and Incorporated
  by Reference...........................      2
Summary..................................      3
Risk Factors.............................      5
Use of Proceeds..........................      7
Plan of Distribution.....................      7
Distribution of Patronage Dividends......      8
Description of Common Stock..............      8
Legal Matters............................      9

    NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.
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                              TRUSERV CORPORATION

                                 71,108 SHARES

                              CLASS A COMMON STOCK

                                 $100 PAR VALUE
                            (IN UNITS OF 60 SHARES)

                               ------------------
                                   PROSPECTUS
                               ------------------
                            DATED             , 2000
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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the actual or estimated expenses in connection with the issuance and distribution of the Class A common stock being registered:

Registration Fee............................................    $     0
Printing of Registration Statement and Prospectus...........      4,000
Accounting Fees and Expenses................................     10,000
Legal Fees..................................................     10,000
Fees and Expenses for Qualifying Securities under "Blue Sky"
  Laws of
  Various States............................................     15,000
                                                                -------
Total.......................................................    $39,000
                                                                =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     TruServ's Certificate of Incorporation, as amended, provides that TruServ shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of TruServ), by reason of the fact that such person is or was a director, officer, employee or agent of TruServ, or is or was serving at the request of TruServ as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right of such director, officer, or employee to indemnification provided by law or otherwise.

     Additionally, pursuant to Section 145(a)-(g) of the Delaware General Corporation Law which empowers a corporation to indemnify its directors, officers, employees and agents, on July 23, 1973 the Board of Directors adopted a By-Law (Article XIII, Indemnification of Directors, Officers and Employees--Exhibit 2-A to Registration Statement on Form S-4 (No. 333-18397) and incorporated herein by reference) providing for such indemnification. The following is a summary of the most significant provisions of said By-Law:

     As against third parties, TruServ shall indemnify any director, officer, employee or agent for any expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in defending any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative brought against such person by reason of the fact that he was or is a director, officer, employee or agent, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of TruServ, and with respect to any criminal action or proceeding if he had no reasonable cause to believe his conduct unlawful.

     In any action or suit by or in the right of TruServ, TruServ shall indemnify any director, officer, employee or agent who is or was a party or threatened to be made a party to such threatened, pending or completed action or suit, for expenses (including attorney's fees and amounts paid in settlement) reasonably and actually incurred in connection with the defense or settlement of such suit or action, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of TruServ, except that no indemnification shall be made if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to TruServ unless and only to the extent that the Court of Chancery of Delaware or the court where the suit was brought finds that in view of all the circumstances of the case, such person is entitled to indemnification.

     Any indemnification, unless ordered by a court, shall be made by TruServ only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the party to be indemnified has met the applicable standard of conduct. Such determination shall be made by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties of such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     Additionally, the stockholders of TruServ have approved an amendment to the Certificate of Incorporation to eliminate personal liability of directors for monetary damages for breach of fiduciary duty of care. The amendment provides that a director of TruServ shall not be liable to TruServ or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 is concerned, see Item 17 "Undertakings" below.

ITEM 16. EXHIBITS.

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
       2-A     Agreement and Plan of Merger dated as of December 9, 1996
               between the Company and ServiStar Coast to Coast Corporation
               ("SCC"). Incorporated by reference on Exhibit 2-A to
               Registration Statement on Form S-4 (No. 333-18397).
       4-A     By-laws of the Company, effective April 7, 1998.
               Incorporated by reference on Exhibit 4-A to Post-Effective
               Amendment No. 8 to Registration Statement on Form S-2 to
               Form S-4 (No. 333-18397).
       4-B     Specimen certificate of Class A common stock. Incorporated by reference on Exhibit 4-B to Post-Effective Amendment No.
               8 to Registration Statement on Form S-2 to Form S-4 (No.
               333-18397).
       4-C     Specimen certificate of Class B common stock. Incorporated by reference on Exhibit 4-C to Post-Effective Amendment No.
               8 to Registration Statement on Form S-2 to Form S-4 (No.
               333-18397).
       4-D     Promissory (subordinated) note form effective for the
               year-ending December 31, 1986 and thereafter. Incorporated by reference--Exhibit 4-H to Registration Statement on Form
               S-2 (No. 33-20960).
       4-E     Installment note form. Incorporated by reference--Exhibit
               4-F to Registration Statement on Form S-2 (No. 2-82836).
       4-F     Copy of Note Agreement with Prudential Insurance Company of
               America dated April 13, 1992 securing 8.60% Senior Notes in the principal sum of $50,000,000 with a maturity date of
               April 1, 2007. Incorporated by reference--Exhibit 4-J to
               Post-Effective Amendment No. 2 to Registration Statement on
               Form S-2 (No. 33-39477).
       4-G     Cotter & Company $50,000,000 Private Shelf Agreement with
               Prudential Insurance Company of America dated December 29,
               1995 incorporating amendment on existing Note Agreement with
               Prudential Insurance Company of America dated April 13, 1992 securing 8.60% Senior Notes in the principal sum of
               $50,000,000 with a maturity date of April 1, 2007.
               Incorporated by reference--Exhibit 4-H to Post-Effective
               Amendment No. 5 to Registration Statement on Form S-2 (No.
               33-39477).
       4-H     Trust Indenture between Cotter & Company and First Trust of
               Illinois (formerly Bank of America). Incorporated by
               reference--Exhibit T3C to Cotter & Company Form T-3 (No.
               22-26210).
       4-I     Credit Agreement dated July 1, 1997 for $300,000,000
               Revolving credit between TruServ Corporation, various
               financial institutions, and Bank of America. Incorporated by reference--Exhibit 4-J to Post-Effective Amendment No. 5 to
               Registration Statement on Form S-2 to Form S-4 (No.
               333-18397).
       4-J     Third Amendment to Credit Agreement dated July 1, 1997 for
               $300,000,000 Revolving credit between TruServ Corporation, various Financial institutions, and Bank of America.
               Incorporated by reference on Exhibit 4-K to the registrant's
               Annual Report on Form 10-K for the Fiscal year ended
               December 31, 1999 (File No. 2-20910).
       4-K*    Amended and Restated Credit Agreement dated as of April 14,
               2000 for $300,000,000 Revolving Credit between TruServ
               Corporation, various financial institutions, and Bank of
               America.

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
       4-L     Amended and Restated Private Shelf Agreement between TruServ
               Corporation and Prudential Insurance Company of America
               dated November 13, 1997 for $150,000,000. Incorporated by
               reference--Exhibit 4-K to Post-Effective Amendment No. 5 to
               Registration Statement on Form S-2 to Form S-4 (No.
               333-18397).
       4-M     Amendment dated May 12, 1999 to the Amended and Restated
               Private Shelf Agreement between TruServ Corporation and
               Prudential Insurance Company of America dated November 13,
               1997 for $150,000,000. Incorporated by reference on Exhibit
               4-M to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 2-20910).
       4-N*    Amendment dated April 14, 2000 to the Amended and Restated
               Private Shelf Agreement between TruServ Corporation and
               Prudential Insurance Company of America dated November 13,
               1997 for $150,000,000.
       4-O     Credit Agreement dated September 10, 1998 for $105,000,000
               Note Purchase Agreement between TruServ Corporation and
               various Purchasers. Incorporated by reference--Exhibit 4L to
               Post-Effective Amendment No. 6 to Registration Statement on
               Form S-4 (No. 333-18397).
       4-P     Amendment No. 1 to Credit Agreement dated September 10, 1998 for $105,000,000 Note Purchase Agreement between TruServ
               Corporation and various Purchasers. Incorporated by
               reference on Exhibit 4-O to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999
               (File No. 2-20910).
       4-Q*    Amended and Restatement dated April 14, 2000 to Credit
               Agreement dated September 10, 1998 for $105,000,000 Note
               Purchase Agreement between TruServ Corporation and various
               Purchasers.
       4-R     Participation Agreement dated April 30, 1998 for $40,000,000 between TruServ Corporation, various Financial institutions and Bank of Montreal. Incorporated by reference--Exhibit 4-M to Post-Effective Amendment No. 6 to Registration Statement
               on Form S-4 (No. 333-18397).
       4-S     Credit Agreement dated September 30, 1998 for $100,000,000
               Revolving Credit between TruServ Corporation, various
               Financial institutions, and Bank of America. Incorporated by reference--Exhibit 4-N to Post-Effective Amendment No. 6 to
               Registration Statement on Form S-4 (No. 333-18397).
       5       Opinion of Messrs. Arnstein & Lehr (previously filed).
      10-A     Current Form of Retail Member Agreement with TruServ
               Corporation between the Company and its Members that offer primarily hardware and related items. Incorporated by
               reference--Exhibit 2-A to the Company's Registration
               Statement on Form S-4 (No. 333-18397).
      10-B     Form of Subscription to Shares of TruServ Corporation.
               Incorporated by reference--Exhibit 10-B to Post-Effective
               Amendment No. 5 to Registration Statement on Form S-2 to
               Form S-4 (No. 333-18397).
      10-C     TruServ Defined Lump Sum Pension Plan (As Amended and
               Restated Effective As Of January 1, 1998). Incorporated by
               reference--Exhibit 10-C to the registrant's Annual Report on
               Form 10-K for the fiscal year ended December 31, 1999 (File
               No. 2-20910).
      10-D     Cotter & Company Employees' Savings and Compensation
               Deferral Plan (As Amended and Restated Effective April 1,
               1994). Incorporated by reference--Exhibit 10-D to Post-
               Effective Amendment No. 4 to Registration Statement on Form
               S-2 (No. 33-39477).
      10-E*    TruServ Corporation Supplemental Retirement Plan between
               TruServ Corporation and selected executives of the Company
               (As Amended Effective July 24, 1998).
      10-F     Retail Conversion Funds Agreement dated as of December 9,
               1996 between the Company and SCC. Incorporated by
               reference--Exhibit 10-L to Registration Statement on Form
               S-4 (No. 333-18397).
      23-A     Consent of Arnstein & Lehr--Incorporated by reference to
               Exhibit 23-A to Registration Statement on Form S-2 to Form
               S-4 (No. 333-18397).
      23-B     Consent of Ernst & Young LLP (included on page II-7).*

* Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS POST EFFECTIVE AMENDMENT NUMBER 10 TO THE FORM S-2 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 10 ON FORM S-2 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON MAY 16, 2000.

                                          TRUSERV CORPORATION

                                          By:         /s/ LEONARD G. KUHR
                                            ------------------------------------
                                                      Leonard G. Kuhr
                                              Senior Vice President and Chief
                                                      Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW, CONSTITUTES AND APPOINTS GEOFFREY R. MORGAN, LEONARD G. KUHR, AND DIANE
T. NAUER, JOINTLY AND SEVERALLY, ATTORNEYS-IN-FACT AND AGENTS, EACH WITH FULL POWER OF SUBSTITUTION, FOR HIM OR HER IN ANY AND ALL CAPACITIES TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, AND ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY SATISFYING AND CONFIRMING ALL THAT EACH OF SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS, HER OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                 /s/ DONALD J. HOYE                      President, Chief Executive          May 16, 2000
-----------------------------------------------------      Officer and Director
                   Donald J. Hoye

                 /s/ LEONARD G. KUHR                     Senior Vice President and           May 16, 2000
-----------------------------------------------------      Chief Financial Officer
                   Leonard G. Kuhr

                  /s/ JOE W. BLAGG                       Director                            May 16, 2000
-----------------------------------------------------
                    Joe W. Blagg

                /s/ JAMES D. BURNETT                     Director                            May 16, 2000
-----------------------------------------------------
                  James D. Burnett

                 /s/ JAY B. FEINSOD                      Director                            May 16, 2000
-----------------------------------------------------
                   Jay B. Feinsod

                 /s/ WILLIAM H. HOOD                     Director                            May 16, 2000
-----------------------------------------------------
                   William H. Hood

               /s/ JAMES D. HOWENSTINE                   Director                            May 16, 2000
-----------------------------------------------------
                  James Howenstine

               /s/ JERRALD T. KABELIN                    Director                            May 16, 2000
-----------------------------------------------------
                 Jerrald T. Kabelin

                 /s/ PETER G. KELLY                      Director                            May 16, 2000
-----------------------------------------------------
                   Peter G. Kelly

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                /s/ ROBERT J. LADNER                     Director                            May 16, 2000
-----------------------------------------------------
                  Robert J. Ladner

                /s/ GEORGE V. SHEFFER                    Director                            May 16, 2000
-----------------------------------------------------
                  George V. Sheffer

                /s/ DENNIS A. SWANSON                    Director                            May 16, 2000
-----------------------------------------------------
                  Dennis A. Swanson

                /s/ JOHN B. WAKE, JR.                    Director                            May 16, 2000
-----------------------------------------------------
                  John B. Wake, Jr.

                /s/ JOHN M. WEST, JR.                    Director                            May 16, 2000
-----------------------------------------------------
                  John M. West, Jr.

              /s/ BARBARA B. WILKERSON                   Director                            May 16, 2000
-----------------------------------------------------
                Barbara B. Wilkerson

                                                                    EXHIBIT 23-B

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Post-Effective Amendment No. 10 on Form S-2 to the Registration Statement on Form S-4 (File No. 333-18397) and related Prospectus of TruServ Corporation for the registration of 71,108 shares of Class A common stock of our report dated April 14, 2000 with respect to the consolidated financial statements of TruServ Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/  ERNST & YOUNG LLP

Chicago, Illinois
May 16, 2000

                            INDEX TO EXHIBITS FILED
        TO POST EFFECTIVE AMENDMENT NO. 10 TO REGISTRATION STATEMENT ON
                        FORM S-4 OF TRUSERV CORPORATION

EXHIBIT
NUMBER                              EXHIBIT
-------                             -------

 4-K      Amended and Restated Credit Agreement dated as of April 14,
          2000 for $300,000,000 Revolving Credit between TruServ
          Corporation, various financial institutions and Bank of
          America.
 4-N      Amendment dated April 14, 2000 to the Amended and Restated
          Private Shelf Agreement between TruServ Corporation and
          Prudential Insurance Company of America dated November 13,
          1997 for $150,000,000.
 4-Q      Amended and Restatement dated April 14, 2000 to Credit
          Agreement dated September 10, 1998 for $105,000,000 Note
          Purchase Agreement between TruServ Corporation and various
          Purchasers.
10-E      TruServ Corporation Supplemental Retirement Plan between
          TruServ Corporation and selected executives of the Company
          (Amended Effective July 24, 1998).
23-B      Consent of Ernst & Young LLP (included on page II-7).

     Exhibits incorporated by reference are listed on Pages II-2 and II-3 of Post-Effective Amendment No. 10 to this Registration Statement on Form S-4 of TruServ Corporation.

     Supplemental Information to be Furnished with Reports Filed Pursuant to
Section 15(d) of the Act by Registrants which have not Registered Securities Pursuant to Section 12 of the Act.